SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2005

AIR T, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11720	52-1206400
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)	Identification No.)

3524 Airport Road
Maiden, North Carolina 28650
(Address of Principal Executive Offices)
(Zip Code)

(704) 377-2109
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)    On January 20, 2005, Air T, Inc. (the “Company”) received notice from The Nasdaq Stock Market, Inc. (“Nasdaq”) that as a result of the resignation of Herman Moore as a director of the Company effective December 31, 2004 the Company was no longer in compliance with Nasdaq’s audit committee requirements as set forth in Nasdaq Marketplace Rule 4350(d) since Mr. Moore had been a member of the audit committee. Nasdaq Marketplace Rule 4350(d)(2)(A) requires that the audit committee consist of three independent directors. As a result of Mr. Moore’s resignation, the number of directors serving on the audit committee of the Company’s board of directors had been reduced to two. The notice from Nasdaq indicated that, consistent with Nasdaq Marketplace Rule 4350(d)(4), the Company is provided a cure period until the earlier of the Company’s next annual meeting of stockholders or December 31, 2005 to regain compliance with this requirement. If the Company were to fail to regain compliance within this cure period, its common stock would be subject to delisting upon notification of such a determination by the Nasdaq staff, which determination could be appealed.

On January 24, 2005, George C. Prill, an incumbent, independent member of the Company’s board of directors, was appointed to serve as the third member of the audit committee. The Company has advised Nasdaq of Mr. Prill’s appointment and believes that, as a result of Mr. Prill’s appointment to the audit committee, the Company has regained compliance with Nasdaq Marketplace Rule 4350(d).

(b)    On January 20, 2004, the Company notified Nasdaq that as a result of Mr. Moore’s resignation as a director of the Company effective December 31, 2004 the Company was no longer in compliance with Nasdaq Marketplace Rule 4350(c)(1). Nasdaq Marketplace Rule 4350(c)(1) requires that a majority of the board of directors consist of independent directors. As a result of Mr. Moore’s resignation only four of the remaining eight members of the board of directors are independent directors. Nasdaq Marketplace Rule 4350(c)(1) provides a cure period until the earlier of the Company’s next annual meeting of stockholders or December 31, 2005 to permit the Company to regain compliance with this requirement. The Company’s fiscal year ends on March 31 and historically, the Company has held its annual meeting of stockholders in August or September. If the Company fails to regain compliance within this cure period, its common stock is subject to delisting upon notification of such a determination by the Nasdaq staff, which determination may be appealed.

The Company could regain compliance with Nasdaq Marketplace Rule 4350(c)(1) by the resignation of any of the four members of the Company’s board of directors who is not an independent director or by the election of an independent director to the Company’s board of directors to fill the vacancy created by Mr. Moore’s resignation. The Company has notified Nasdaq that it intends to regain compliance with Nasdaq Marketplace Rule 4350(c)(1) prior to the expiration of the cure period.

(c)    Not applicable.

(d)    Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2005

AIR T, INC.

By: /s/ John J. Gioffre
John J. Gioffre, Vice President-Finance and Secretary

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